COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------



NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------



$327,106,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2005-3

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller & Master Servicer


BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of August 1, 2005.


SEPTEMBER 9, 2005




                                  BEAR STEARNS




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


               STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES,
                    PRICING ESTIMATES, AND OTHER INFORMATION
               -------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information," please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (economic prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (pay down factors, rate resets, and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested as assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns. and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


              CERTIFICATE INFORMATION TO 10% OPTIONAL CLEAN-UP CALL
              -----------------------------------------------------



             CERTIFICATE       RATINGS               CE           PASS-THROUGH        WINDOW       WAL        CERTIFICATE
  CLASS        SIZE (1)       S&P/FITCH           LEVELS (1)          RATE             (MOS)      (YRS)           TYPE

    A        $271,564,000      AAA/AAA            18.35% (2)      LIBOR (3)(4)          1-93      2.468         Senior
   M-1        $28,104,000       AA/AA              9.90% (2)      LIBOR (3)(5)         39-93      5.162       Subordinate
   M-2        $14,966,000        A/A               5.40% (2)      LIBOR (3)(5)         38-93      5.116       Subordinate
   M-3         $3,492,000       A-/A-              4.35% (2)      LIBOR (3)(5)         38-93      5.107       Subordinate
   M-4         $3,326,000     BBB+/BBB+            3.35% (2)      LIBOR (3)(5)         37-93      5.105       Subordinate
   M-5         $3,160,000      BBB/BBB             2.40% (2)      LIBOR (3)(5)         37-93      5.091       Subordinate
   M-6         $2,494,000     BBB-/BBB-            1.65% (2)      LIBOR (3)(5)         37-93      5.091       Subordinate
   M-7         $5,488,000       BB/BB              0.00% (2)              Not Offered Hereby                  Subordinate


    NOTES:       - Prepayment Pricing Speed Assumption is 25% CPR
                 - Certificates will be priced to a 10% clean-up call
                 - Certificates are subject to a variance of +/- 10%

    (1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

    (2) Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal 0.00% as of the Cut-Off Date. Beginning on the distribution date in October 2005, all excess spread will be applied to pay principal, resulting in a limited acceleration of the Certificates thereby creating OC up to an OC Target, expected to be approximately 1.60% of the Cut-Off Date unpaid principal balance of the mortgage loans.

    (3) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

    (4) On the first distribution date after the first possible optional clean-up call, the margin for the Class A Certificates will increase to 2 times its original value.

    (5) On the first distribution date after the first possible optional clean-up call, the margin for the Class M Certificates will increase to 1.5 times its original value.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------



THE COLLATERAL


    - Conventional, one- to four-family, fixed-rate and adjustable rate mortgage loans secured by first and second liens on residential mortgage properties as briefly described in the table below.

    -    The mortgage loans are serviced by EMC Mortgage Corp.

    - As of the Cut-Off Date, no more than approximately 8% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 20% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 75 originators with approximately 20.3% originated by IndyMac Bank, 16.3% originated by Option One, 12.3% originated by Wells Fargo, 8.4% originated by Acoustic Home Loans and 6.5% originated by Harbourton Mortgage. No other originator contributed more than 5%.

    - The mortgage loans originated by IndyMac Bank are generally loans with a delinquency history (approximately 51%), seasoned loans (approximately 37%), loans that did not meet investor guidelines (approximately 11%) and loans with a documentation issue (less than 2%).

    - The mortgage loans originated by Option One are generally loans that did not meet investor guidelines (approximately 92%) and loans with a delinquency history (approximately 7%).

    - The mortgage loans originated by Wells Fargo are generally loans with a delinquency history (approximately 57%), loans that did not meet investor guidelines (approximately 33%) and seasoned loans (approximately 9%).

    - The mortgage loans originated by Acoustic Home Loans are generally loans that did not meet investor guidelines (approximately 98%) and seasoned loans (approximately 1.5%).

    - The mortgage loans originated by Harbourton Mortgage are generally loans that dis not meet investor guidelines.

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on subprime underwriting guidelines.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------



                                                     % OF
                     INDEX/            PRINCIPAL      SUB-     GROSS     WAM       AGE     OTERM     GROSS     CURR
  LOAN TYPE           TERM              BALANCE       POOL    WAC (%)   (MOS.)    (MOS.)   (MOS.)   MARGIN(%)  CLTV(%)    FICO

ARM/1st Lien        1MO LIBOR            $414,017      0.2     1.000     357        3       360       3.25     79.62       644
ARM/1st Lien        1YR LIBOR          $1,366,440     0.65     5.688     355        5       360      2.975     84.94       693
ARM/1st Lien         1YR CMT           $4,050,608     1.93     5.840     342       18       360      3.248     76.27       641
ARM/1st Lien        6MO LIBOR        $204,222,037    97.08     7.555     364       10       373      5.541     85.86       610
ARM/1st Lien          COFI               $314,389     0.15     5.715     467       13       480        3.2      78.6       585
                   TOTAL ARM:        $210,367,491    63.25     7.494     363       10       373      5.472     85.65       611

Fixed/1st Lien      Full Amort       $105,164,878    86.04     8.153     307       41       348     N/A        76.38       590
Fixed/1st Lien        Balloon          $4,110,986     3.36    10.661      89       91       180     N/A         76.2       580
Fixed/2nd Lien      Full Amort         $4,741,436     3.88    10.577     253       24       278     N/A        91.19       616
Fixed/2nd Lien        Balloon          $8,210,154     6.72    10.445     169       10       179     N/A        96.79       627
                   TOTAL FIXED:      $122,227,453    36.75     8.486     288       40       329     N/A        78.32       593

                 TOTAL PORTFOLIO:    $332,594,944   100.00     7.858     336       21       357      3.461     82.95       605


               ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN
              CALCULATED USING INFORMATION AS OF AUGUST 1, 2005 AND
               MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS OF
                    THE MORTGAGE POOL AS OF THE CUT-OFF DATE.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


SUMMARY OF TERMS


DEPOSITOR:                     Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:          EMC Mortgage Corporation.

MASTER SERVICER:               EMC Mortgage Corporation.

SERVICER:                      EMC Mortgage Corporation.

SOLE MANAGER:                  Bear, Stearns & Co. Inc.

TRUSTEE:                       LaSalle Bank National Association.

RATING AGENCIES:               Standard & Poor's Ratings Group & Fitch Ratings.

CUT-OFF DATE:                  August 1, 2005

SETTLEMENT DATE:               On or about September 9, 2005

DISTRIBUTION DATE:             25th day of each month (or the next business
                               day), commencing September, 2005

OPTIONAL CALL:                 10% clean-up call

REGISTRATION:                  The Certificates will be available in book-entry
                               form through DTC.

DENOMINATIONS:                 The Certificates are issuable in minimum
                               denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.

FEDERAL TAX ASPECTS:           REMIC (one or more)

ERISA CONSIDERATIONS:          The Certificates generally may be purchased by,
                               on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:             None of the Certificates will be 'mortgage
                               related securities' for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984.

P&I ADVANCES:                  The servicer will be obligated to advance, or
                               cause to be advanced, cash advanceswith respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Trustee will be obligated to back-stop the servicer's obligation.

NET MORTGAGE RATE:             On any mortgage loan, the then applicable
                               mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.375% to 0.50%) and (2) the Trustee Fee Rate (0.01%).




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


INTEREST PAYMENTS:             On each Distribution Date holders of the
                               Certificates will be entitled to receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior
                               Distribution Date that was not paid.

                               The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.

                               The trustee will calculate interest on the Certificates on an actual/360 basis.

PRINCIPAL PAYMENTS:            The Class M Certificates will not receive any
                               principal payments until the Stepdown Date or during a Trigger Event, unless the principal balance of the Class A Certificates is equal to zero.

                               After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."

CREDIT ENHANCEMENT:            Subordination: Initially, [18.35]% for the Class
                               A Certificates, [9.90]% for the Class M-1
                               Certificates, [5.40]% for the Class M-2
                               Certificates, [4.35]% for the Class M-3
                               Certificates, [3.35]% for the Class M-4
                               Certificates, [2.40]% for the Class M-5
                               Certificates, [1.65]% for the Class M-6 and
                               [0.00]% for the Class M-7 Certificates.

                               o  Overcollateralization ("OC")
                                  INITIAL (% Orig.)                [0.00]%
                                  OC TARGET (% Orig.)              [1.60]%
                                  STEPDOWN (% Current)             [3.20]%
                                  OC FLOOR (% Orig.)                0.50%

                               o Excess spread, which will initially be equal to approximately [386] bps per annum (before losses), is expected to be available to cover losses and to build OC commencing on the October 2005 Distribution Date.

INTEREST DISTRIBUTION AMOUNT:  For any distribution date and each class of offered certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate (as reduced by the interest rate cap) on the Certificate Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any prepayment interest shortfalls to the extent not covered by compensating interest payable by the Master Servicer. PRINCIPAL REMITTANCE AMOUNT:
                               With respect to any distribution date, the principal portion of all scheduled or unscheduled collections received or advanced on each mortgage loan.

PRINCIPAL DISTRIBUTION AMOUNT: With respect to any distribution date, the Basic
                               Principal Distribution Amount plus the Extra
                               Principal Distribution Amount.

BASIC PRINCIPAL DISTRIBUTION   With respect to any distribution date, the excess
AMOUNT:                        of (i) the Principal Remittance Amount for such
                               distribution date over (ii) the
                               Overcollateralization Release Amount, if any, for such distribution date.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


EXTRA PRINCIPAL DISTRIBUTION   With respect to any distribution date, the lesser
AMOUNT:                        of (x) the Net Monthly Excess Cash-flow for such
                               distribution date and (y) the
                               Overcollateralization Deficiency Amount for such distribution date.

NET MONTHLY EXCESS CASH-FLOW:  For any distribution date, the excess of (x)
                               available funds for such distribution date over
                               (y) the sum for such distribution date of (A) the Interest Distribution Amounts for the certificates, (B) the Interest Carry Forward Amounts for the Class A Certificates and (C) the Principal Distribution Amount.

BASIS RISK CARRY FORWARD       For any distribution date for the Offered
AMOUNT:                        Certificates, the sum of (i) if on such
                               distribution date the Pass-Through Rate for the related Certificates is based on the Net Rate
                               Cap, the excess of (a) the Interest Distribution
                               Amount that would have been payable had the Pass-Through Rate for the related Certificates been calculated at the LIBOR-based rate over (b) interest calculated at the Net Rate Cap plus any amounts paid under the Yield Maintenance
                               Agreement plus (ii) any such amounts remaining unpaid from prior distribution dates.

STEPDOWN DATE:                 The earlier to occur of (i) the distribution date
                               on which the aggregate Certificate Principal
                               Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of
                               (x) the distribution date occurring in September
                               2008 and (y) the first distribution date for which the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount divided by the aggregate Stated Principal Balance of the mortgage loans is greater than or equal to [39.90]%.

TRIGGER EVENT:                 If either the Delinquency Test or the Cumulative
                               Loss Test is violated.

DELINQUENCY TEST:              A 'Trigger Event,' with respect to each
                               Distribution Date after the Stepdown Date, exists if the three-month rolling average of the percent equal to the sum of the Stated Principal Balances of the mortgage loans that are 61 days or more delinquent (including loans in bankruptcy, foreclosure and REO properties) over the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related due period, equals or exceeds [48.25%] of the aggregate amount of the Class M Certificates plus the Overcollateralization Amount as a percentage of the aggregate Stated Principal Balance of the mortgage loans.

CUMULATIVE LOSS TEST:          The Cumulative Loss Test is violated on any
                               Distribution Date if the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                               DISTRIBUTION DATE OCCURRING IN        PERCENTAGE
                               ------------------------------------------------
                               September 2008 through August 2009    [3.25]%
                               September 2009 through August 2010    [4.50]%
                               September 2010 through August 2011    [5.25]%
                               September 2011 and thereafter         [5.50]%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

PRIORITY OF PAYMENTS:          On each Distribution Date, distributions on the
--------------------           Certificates, to the extent of available funds,
                               will be made according to the following priority:

                                   INTEREST DISTRIBUTIONS:

                                   1)  To the holders of the Class A
                                       Certificates the Interest Distribution
                                       Amount and Interest Carry Forward Amount;

                                   2)  To the holders of the Class M-1, Class
                                       M-2, Class M-3, Class M-4, Class M-5,
                                       Class M-6 and Class M-7 Certificates,
                                       sequentially, the Interest Distribution
                                       Amount for each such class;

                                   PRINCIPAL DISTRIBUTIONS:

                                   Prior to the Stepdown Date or on which a
                                   Trigger Event is in effect
                                   ----------------------------------------

                                   1)  To the holders of the Class A
                                       Certificates until the Certificate
                                       Principal Balance of each such class has been reduced to zero;

                                   2)  To the holders of the Class M-1, Class
                                       M-2, Class M-3, Class M-4, Class M-5,
                                       Class M-6 and Class M-7 Certificates,
                                       sequentially, any remaining Principal
                                       Distribution Amount, in each case, until the Certificate Principal Balance of each such class has been reduced to zero;

                                   On or after the Stepdown Date on which a
                                   Trigger Event is not in effect
                                   ----------------------------------------

                                   1)  To the holders of the Class A
                                       Certificates, the Class A Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance of each such class has been reduced to zero;

                                   2)  To the holders of the Class M-1
                                       Certificates, the Class M-1 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;

                                   3)  To the holders of the Class M-2
                                       Certificates, the Class M-2 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;

                                   4)  To the holders of the Class M-3
                                       Certificates, the Class M-3 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;

                                   5)  To the holders of the Class M-4
                                       Certificates, the Class M-4 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;

                                   6)  To the holders of the Class M-5
                                       Certificates, the Class M-5 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;

                                   7)  To the holders of the Class M-6
                                       Certificates, the Class M-6 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero; and

                                   8)  To the holders of the Class M-7
                                       Certificates, the Class M-7 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero.

                                   NET MONTHLY EXCESS CASHFLOW:

                                   1) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, distributable as part of the Principal Distribution Amount;

                                   2)  to the holders of the Class A
                                       Certificates any unpaid Interest
                                       Carryforward Amount allocable to such
                                       certificates;

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


                                   3) to the holders of the Class M-1, Class
                                       M-2, Class M-3, Class M-4, Class M-5,
                                       Class M-6 and Class M-7 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates;

                                   4) to make payments, to the extent required to distribute to the holders of the Class A Certificates any Basis Risk Carryover Amounts for such classes;

                                   5) to make payments, to the extent required to distribute to the holders of the Class M Certificates any Basis Risk Carryover Amounts for such classes;

                                   6)  to the holders of the Class B-IO
                                       Certificates and the Class R
                                       Certificates, as provided in the pooling and servicing agreement.

CLASS A PRINCIPAL DISTRIBUTION For any applicable distribution date, an amount
AMOUNT: equal to the excess (if any) of (A) the Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (B) the lesser of (x) 60.10% of the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period less the Overcollateralization Floor.

CLASS M-1 PRINCIPAL            For any applicable distribution date, an amount
DISTRIBUTION AMOUNT:           equal to the excess (if any) of (A) the sum of
                               (1) the Certificate Principal Balance of the
                               Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                               Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-1
                               Certificates immediately prior to such
                               distribution date over (B) the lesser of (x)
                               [77.00]% of the aggregate Stated Principal
                               Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate
                               Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

CLASS M-2 PRINCIPAL            For any applicable distribution date, an amount
DISTRIBUTION AMOUNT:           equal to the excess (if any) of (A) the sum of
                               (1) the Certificate Principal Balance of the
                               Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class
                               M-1 Principal Distribution Amounts for that distribution date) and (2) the Certificate
                               Principal Balance of the Class M-2 Certificates immediately prior to such distribution date over
                               (B) the lesser of (x) [86.00]% of the aggregate
                               Stated Principal Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.

CLASS M-3 PRINCIPAL            For any applicable distribution date, an amount
DISTRIBUTION AMOUNT:           equal to the excess (if any) of (A) the sum of
                               (1) the Certificate Principal Balance of the
                               Class A, Class M-1 and Class M-2 Certificates
                               (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal
                               Distribution Amounts for that distribution date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date over (B) the lesser of (x)
                               [88.10]% of the aggregate Stated Principal
                               Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate
                               Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL            For any applicable distribution date, an amount
DISTRIBUTION AMOUNT:           equal to the excess (if any) of (A) the sum of
                               (1) the Certificate Principal Balance of the
                               Class A, Class M-1, Class M-2 and Class M-3
                               Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and
                               Class M-3 Principal Distribution Amounts for that distribution date) and (2) the Certificate
                               Principal Balance of the Class M-4 Certificates immediately prior to such distribution date over
                               (B) the lesser of (x) [90.10]% of the aggregate
                               Stated Principal Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL            For any applicable distribution date, an amount
DISTRIBUTION AMOUNT:           equal to the excess (if any) of (A) the sum of
                               (1) the Certificate Principal Balance of the
                               Class A, Class M-1, Class M-2, Class M-3 and
                               Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                               Class M-3 and Class M-4 Principal Distribution
                               Amounts for that distribution date) and (2) the Certificate Principal Balance of the Class M-5
                               Certificates immediately prior to such
                               distribution date over (B) the lesser of (x)
                               [92.00]% of the aggregate Stated Principal
                               Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate
                               Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.





--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

CLASS M-6 PRINCIPAL            For any applicable distribution date, an amount
DISTRIBUTION AMOUNT:           equal to the excess (if any) of (A) the sum of
                               (1) the Certificate Principal Balance of the
                               Class A, Class M-1, Class M-2, Class M-3, Class
                               M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                               Principal Distribution Amounts for that
                               distribution date) and (2) the Certificate
                               Principal Balance of the Class M-6 Certificates immediately prior to such distribution date over
                               (B) the lesser of (x) [93.50]% of the aggregate
                               Stated Principal Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.


CLASS M-7 PRINCIPAL            For any applicable distribution date, an amount
DISTRIBUTION AMOUNT:           equal to the excess (if any) of (A) the sum of
                               (1) the Certificate Principal Balance of the
                               Class A, Class M-1, Class M-2, Class M-3, Class
                               M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Clsas
                               M-5 and Class M-6 Principal Distribution Amounts for that distribution date) and (2) the Certificate Principal Balance of the Class M-7
                               Certificates immediately prior to such
                               distribution date over (B) the lesser of (x)
                               [96.80]% of the aggregate Stated Principal
                               Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate
                               Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.

OVERCOLLATERALIZATION          For any distribution date, the amount, if any, by
DEFICIENCY AMOUNT:             which the Overcollateralization Target Amount
                               exceeds the Overcollateralized Amount on such distribution date.

OVERCOLLATERALIZATION RELEASE  For any Distribution Date, the lesser of (x) the
AMOUNT: Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

OVERCOLLATERALIZATION TARGET   With respect to any Distribution Date, (i) prior
AMOUNT:                        to the Stepdown Date, an amount equal to
                               approximately 1.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off
                               Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of
                               (x) 3.20% of the then current aggregate
                               outstanding principal balance of the Mortgage
                               Loans as of the last day of the related Due
                               Period and (y) approximately $1,662,975 or (iii) on or after the Stepdown Date and if a Trigger
                               Event is in effect, the Overcollateralization
                               Target Amount for the immediately preceding
                               Distribution Date. As of August 1, 2005, the OC
                               Target Amount would have been approximately
                               $5.321 million.

OVERCOLLATERALIZED AMOUNT:     For any distribution date, the amount, if any, by
                               which (i) the aggregate principal balance of the mortgage loans exceeds (ii) the aggregate
                               Certificate Principal Balance of the offered certificates as of such distribution date.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

REALIZED LOSSES:               Any loss on a mortgage loan attributable to the
                               mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

ALLOCATION OF LOSSES:          Any Realized Losses on the mortgage loans will be
                               allocated on any distribution date, first, to Net
                               Monthly Excess Cashflow, second, in reduction of the Overcollateralization Amount, third, to the Class M-7 Certificates, fourth, to the Class M-6
                               Certificates , fifth, to the Class M-5
                               Certificates, sixth to the Class M-4, seventh, to Class M-4, eighth, to Class M-3, ninth, to Class
                               M-2, and tenth to the Class M-1 Certificates.
                               Losses will not be allocated to the Class A
                               Certificates.

                               Once Realized Losses have been allocated to the Certificates, such amounts with respect to such certificates will no longer accrue interest.

ALLOCATED REALIZED LOSS AMOUNT:With respect to any of the Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of Certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous distribution date.

INTEREST CARRY FORWARD AMOUNT: The Interest Carry Forward Amount is the amount of interest that was due, but remains unpaid from prior distribution dates.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


YIELD MAINTENANCE AGREEMENT:   The issuer may benefit from payments from the
                               Yield Maintenance Provider pursuant to a Yield
                               Maintenance Agreements purchased with respect to the fixed-rate mortgage loans, which is intended to partially mitigate the interest rate risk that could result from the difference between the LIBOR-based Rate on the floating rate
                               Certificates and the Net Rate Cap.

                               On each Distribution Date, payments under the Yield Maintenance Agreement will be made on an amount equal to (x) the amount, if any, that One-Month LIBOR exceeds an applicable strike rate (subject to the applicable ceiling), multiplied by (y) the lesser of (a) the aggregate unpaid principal balance of the fixed-rate mortgage loans, and the hybrid mortgage loans in their fixed-rate period, as of such Distribution Date and (b) the Notional Balance schedule, calculated based on 18% CPR.

                               On each Distribution Date on which a Yield
                               Maintenance Payment is received by the trustee pursuant to the Yield Maintenance Agreement, the trustee will pay to the certificates, in the order of their payment priority, the Interest Distrubtion Amount for such class of certificates for such distribution date, to the extent that such Interest Distribution Amount was not paid out of Interest Funds on such distribution date to such respective class of certificates.

                               It is anticipated that the Yield Maintenance
                               Agreements will include the following terms:


                               Notional Balance                 Period          Strike Rate     Ceiling
                               Fixed Rate Loans @ 18% CPR       1-24            5.00%           11%
                               Fixed Rate Loans @ 18% CPR       25-30           8.00%           11%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2005.


LOAN CHARACTERISTIC                                FIXED POOL             ADJUSTABLE POOL                TOTAL POOL

Expected Pool Balance                         $122,227,453.14            $210,367,491.07           $332,594,944.21
Average Balance                                   $100,268.62                $192,820.80               $143,980.50
% Conforming Balances                                  76.01%                      75.16%                    75.47%
WA Gross WAC                                           8.486%                      7.494%                    7.858%
Range of Gross WAC                           5.000% - 15.450%            1.000% - 13.740%          1.000% - 15.450%
WA Net WAC (%)                                         7.987%                      6.994%                    7.359%
WAM (mos)                                                 288                         363                       336
WA Age (mos)                                               40                          10                        21
WA Orig. Term (mos)                                       329                         373                       357
Fixed Rate Balloon                                      10.08%                        N/A                      3.70%
Fixed Rate Fully Amortizing                             89.92%                        N/A                     33.05%
Adjustable Rate                                            N/A                     100.00%                    63.25%
First Lien / Second Lien                       89.40% / 10.60%               100.00% /---%            96.11% / 3.89%
CURRENT BALANCE
$0 - $49,999                                            11.60%                       0.90%                     4.83%
$50,000 - $99,999                                       21.41%                       6.93%                    12.25%
$100,000 - $149,999                                     17.23%                      17.13%                    17.17%
$150,000 - $199,999                                     11.22%                      12.45%                    12.00%
$200,000 - $249,999                                      7.37%                      12.43%                    10.57%
$250,000 - $299,999                                      7.04%                      11.04%                     9.57%
$300,000 - $349,999                                      5.80%                      10.05%                     8.49%
$350,000 - $399,999                                      5.86%                       7.61%                     6.97%
$400,000 - $449,999                                      3.41%                       5.20%                     4.54%
$450,000 - $499,999                                      1.54%                       6.10%                     4.43%
$500,000 - $549,999                                      0.44%                       1.97%                     1.41%
$550,000 - $599,999                                      1.41%                       3.83%                     2.94%
$600,000 - $649,999                                      0.52%                       2.07%                     1.50%
$650,000 and above                                       5.16%                       2.28%                     3.33%
INTEREST RATE
Up to 5.999%                                             4.17%                      10.95%                     8.46%
6.000% - 6.999%                                         16.04%                      27.03%                    22.99%
7.000% - 7.999%                                         23.79%                      30.53%                    28.05%
8.000% - 8.999%                                         20.45%                      18.90%                    19.47%
9.000% - 9.999%                                         17.99%                       8.43%                    11.94%
10.000% - 10.999%                                        8.93%                       3.13%                     5.26%
11.000% - 11.999%                                        4.91%                       0.85%                     2.34%
12.000% - 12.999%                                        2.25%                       0.08%                     0.87%
13.000% - 13.999%                                        1.12%                       0.12%                     0.49%
14.000% - 14.999%                                        0.29%                        ---%                     0.11%
15.000% and above                                        0.07%                        ---%                     0.02%



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

 THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
  COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2005.


LOAN CHARACTERISTIC                                FIXED POOL             ADJUSTABLE POOL                    TOTAL POOL

AGE (MONTHS)
0 - 12                                                 37.85%                  82.81%                        66.29%
13 - 24                                                 7.72%                   9.47%                         8.83%
25 - 36                                                 2.93%                   4.53%                         3.94%
37 - 48                                                14.11%                   0.05%                         5.21%
49 - 60                                                 4.56%                   --- %                         1.67%
61 - 72                                                10.46%                   1.00%                         4.48%
73 - 84                                                 7.33%                   0.84%                         3.23%
85 - 96                                                 9.40%                   0.43%                         3.72%
97 and Greater                                          5.64%                   0.87%                         2.62%
ORIGINAL TERM
1-15 Years                                             16.86%                   0.01%                         6.20%
16-30 Years                                            79.82%                  88.71%                        85.44%
+30 Years                                               3.32%                  11.28%                         8.36%
CREDIT SCORE
Weighted Average                                          598                     611                           606
Not Available                                           0.71%                   0.02%                         0.28%
Up to 549                                              30.34%                  25.69%                        27.40%
550 to 599                                             23.18%                  17.74%                        19.74%
600 to 649                                             19.35%                  24.33%                        22.50%
650 to 699                                             17.38%                  17.73%                        17.60%
700 to 749                                              6.46%                  11.24%                         9.48%
750 to 799                                              2.31%                   3.18%                         2.86%
800 and Greater                                         0.27%                   0.08%                         0.15%
 CURRENT LTV
 Weighted Average                                      70.12%                  81.91%                        77.58%
 % LTV's > 80%                                         29.58%                  43.59%                        38.45%
 % of LTV's > 80% with MI                              11.24%                   8.40%                         9.45%
ORIGINAL LTV
Weighted Average                                       72.01%                  81.22%                        77.84%
Up to 10.00%                                            0.55%                    ---%                         0.20%
10.01 - 20.00%                                          8.12%                    ---%                         2.98%
20.01% - 30.00%                                         1.68%                   0.08%                         0.67%
30.01% - 40.00%                                         0.82%                   0.31%                         0.50%
40.01% - 50.00%                                         2.24%                   0.49%                         1.13%
50.01% - 60.00%                                         3.39%                   2.65%                         2.92%
60.01% - 70.00%                                        14.24%                   9.21%                        11.06%
70.01% - 80.00%                                        38.72%                  46.90%                        43.89%
80.01% - 90.00%                                        21.19%                  29.35%                        26.35%
90.01% - 100.00%                                        9.04%                  11.02%                        10.29%
100.01% and above                                        ---%                    ---%                          ---%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2005.


LOAN CHARACTERISTIC                                FIXED POOL              ADJUSTABLE POOL                   TOTAL POOL

OCCUPANCY STATUS
 Owner Occupied                                        89.95%                       91.62%                       91.00%
 Investor Property                                      8.65%                        7.44%                        7.88%
 Second Home                                            1.40%                        0.94%                        1.11%
LOAN PURPOSE
 Purchase Money                                        42.08%                       44.19%                       43.42%
 Cash-Out Refi                                         39.94%                       47.42%                       44.67%
 Rate/Term Refi                                        17.98%                        8.39%                       11.91%
INSURANCE
 Conventional w/MI                                     11.77%                        8.48%                        9.69%
 Conventional w/o MI                                   88.23%                       91.52%                       90.31%
GEOGRAPHIC CONCENTRATION
(> 5%)
                                                  (CA) 21.15%                   (CA)34.44%                   (CA)29.55%
                                                  (NY) 14.16%                   (FL) 8.19%                   (FL) 8.47%
                                                  (FL)  8.95%                                                (NY) 7.84%
                                                  (TX)  6.40%

PROPERTY TYPE
Single Family                                          76.43%                       73.41%                       74.52%
PUD                                                    11.95%                       13.53%                       12.95%
2-4 Family                                              6.15%                        7.11%                        6.76%
Condominium                                             3.37%                        5.41%                        4.66%
CO-OP                                                   1.86%                         ---%                        0.68%
Townhouse                                               0.15%                        0.47%                        0.35%
Mixed Use                                               0.08%                        0.07%                        0.07%

INDEX
 Fixed Rate Balloon                                    10.08%                        --- %                        3.70%
 Fixed Rate Fully Amortizing                           89.92%                        --- %                       33.05%
 1YR LIBOR ARM                                          --- %                        0.65%                        0.41%
 6MO LIBOR ARM                                          --- %                       97.08%                       61.40%
 1MO LIBOR ARM                                          --- %                        0.20%                        0.12%
 1YR CMT ARM                                             ---%                        1.93%                        1.22%
 COFI                                                   --- %                        0.15%                        0.09%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                      ON INFORMATION AS OF AUGUST 1, 2005.


LOAN CHARACTERISTIC                                FIXED POOL                   ADJUSTABLE                   TOTAL POOL

GROSS MARGIN
Weighted Average (Arms Only)                             ---%                   5.472%                       5.472%
Fixed Rate Mortgage Loans                             100.00%                    --- %                       36.75%
Up to 2.999%                                             ---%                    7.46%                        4.72%
3.000% - 3.999%                                          ---%                   11.04%                        6.98%
4.000% - 4.999%                                          ---%                   11.28%                        7.14%
5.000% - 5.999%                                          ---%                   30.07%                       19.02%
6.000% - 6.999%                                          ---%                   27.98%                       17.70%
7.000% - 7.999%                                          ---%                    8.57%                        5.42%
8.000% and above                                         ---%                    3.61%                        2.28%
MAXIMUM INTEREST RATE
Weighted Average (Arms Only)                             ---%                   13.491%                      13.491%
Fixed Rate Mortgage Loans                             100.00%                    --- %                       36.75%
Up to 11.999%                                            ---%                   13.24%                        8.37%
12.000% - 12.999%                                        ---%                   25.52%                       16.14%
13.000% - 13.999%                                        ---%                   29.33%                       18.55%
14.000% - 14.999%                                        ---%                   17.79%                       11.25%
15.000% - 15.999%                                        ---%                    8.56%                        5.42%
16.000% - 16.999%                                        ---%                    3.96%                        2.50%
17.000% - 17.999%                                        ---%                    1.33%                        0.84%
18.000% - 18.999%                                        ---%                    0.16%                        0.10%
19.000% - 19.999%                                        ---%                    0.10%                        0.06%
20.000% and above                                        ---%                    0.02%                        0.01%
MONTHS TO NEXT RATE ADJUSTMENT
Weighted Average (Arms Only)                             ---%                       21                           21
Fixed Rate Mortgage Loans                             100.00%                    --- %                       36.75%
 0.01 -  3.99                                            ---%                    8.16%                        5.16%
 4.00 -  7.99                                            ---%                    5.31%                        3.36%
 8.00 - 11.99                                            ---%                    3.62%                        2.29%
12.00 - 15.99                                            ---%                    8.05%                        5.09%
16.00 - 19.99                                            ---%                   18.05%                       11.42%
20.00 - 23.99                                            ---%                   36.79%                       23.27%
24.00 - 43.99                                            ---%                   14.53%                        9.19%
45.00 - 50.99                                            ---%                    0.07%                        0.04%
51.00 +                                                  ---%                    5.41%                        3.42%
INTEREST ONLY
IO                                                      2.05%                   26.67%                       17.62%
Non-IO                                                 97.95%                   73.33%                      82..38%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


                                                  AVAILABLE FUNDS AND EXCESS SPREAD

                        Distribution         AFC               AFC               Excess             Excess
         Period         Date                 Rate (1)          Rate (2)          Spread (bps)       Spread (bps)
           1               25-Sep-05          13.7975           14.9734             507                507
           2               25-Oct-05           7.3660            9.5779             307                310
           3               25-Nov-05           7.1302            9.4150             294                281
           4               25-Dec-05           7.3686            9.5810             309                279
           5               25-Jan-06           7.1337            9.4209             295                250
           6               25-Feb-06           7.1363            9.4241             296                240
           7               25-Mar-06           7.9030            9.9725             340                284
           8               25-Apr-06           7.1384            9.4285             298                238
           9               25-May-06           7.3762            9.5958             313                255
          10               25-Jun-06           7.1380            9.4313             298                240
          11               25-Jul-06           7.3758            9.5963             312                253
          12               25-Aug-06           7.1382            9.4320             297                234
          13               25-Sep-06           7.1380            9.4311             297                232
          14               25-Oct-06           7.3804            9.6029             311                245
          15               25-Nov-06           7.4122            9.8860             324                261
          16               25-Dec-06           7.6591           10.0658             338                276
          17               25-Jan-07           7.4129            9.8870             323                260
          18               25-Feb-07           7.8890           10.4796             372                315
          19               25-Mar-07           8.7563           11.1616             417                367
          20               25-Apr-07           8.0687           10.7030             390                336
          21               25-May-07           8.3725           11.1879             407                356
          22               25-Jun-07           8.1024           10.9696             392                340
          23               25-Jul-07           8.3745           11.1880             406                356
          24               25-Aug-07           8.1351           11.3203             394                343
          25               25-Sep-07           8.1355           10.1980             394                342
          26               25-Oct-07           8.4067           10.5551             408                358
          27               25-Nov-07           8.2071           10.5963             400                348
          28               25-Dec-07           8.4807           10.8754             414                364
          29               25-Jan-08           8.2072           10.5997             399                346
          30               25-Feb-08           8.2095           10.9242             399                346


         (1) Assumes 1-month LIBOR at 3.70%, 6-month LIBOR at 4.12%, 1-Year LIBOR at 4.35%, 1-Year Treasury at
         3.95%, no losses and is run at the pricing speed to call.
         (2) Assumes 1-month LIBOR equals 20%, no losses and is run at the pricing speed to call.
         (3) Assumes Forward LIBOR, no losses and is run at the pricing speed to call.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


                        Distribution         AFC               AFC               Excess             Excess
         Period         Date                 Rate (1)          Rate (2)          Spread (bps)       Spread (bps)
           31              25-Mar-08           8.7904           10.4978             428                 380
           32              25-Apr-08           8.2233            9.9049             399                 345
           33              25-May-08           8.4994           10.3504             413                 363
           34              25-Jun-08           8.2252           10.0172             397                 345
           35              25-Jul-08           8.5062           10.3606             412                 361
           36              25-Aug-08           8.2318           10.1127             397                 344
           37              25-Sep-08           8.2852           10.2072             401                 350
           38              25-Oct-08           8.5614           10.6281             417                 367
           39              25-Nov-08           8.2853           10.3348             404                 352
           40              25-Dec-08           8.5615           10.6802             420                 369
           41              25-Jan-09           8.2866           10.3398             406                 353
           42              25-Feb-09           8.2867           10.3673             406                 353
           43              25-Mar-09           9.1746           11.5253             450                 405
           44              25-Apr-09           8.4025           10.6266             419                 368
           45              25-May-09           8.6827           11.0028             434                 385
           46              25-Jun-09           8.4053           10.6540             419                 369
           47              25-Jul-09           8.6857           11.0130             434                 386
           48              25-Aug-09           8.4056           10.6639             419                 369
           49              25-Sep-09           8.4058           10.7055             419                 370
           50              25-Oct-09           8.6861           11.1278             434                 387
           51              25-Nov-09           8.4061           10.7701             419                 370
           52              25-Dec-09           8.6865           11.1303             434                 387
           53              25-Jan-10           8.4064           10.7752             419                 370
           54              25-Feb-10           8.4066           10.7773             419                 370
           55              25-Mar-10           9.3087           11.9435             463                 421
           56              25-Apr-10           8.4080           10.8246             420                 370
           57              25-May-10           8.6885           11.1868             434                 387
           58              25-Jun-10           8.4084           10.8317             420                 370
           59              25-Jul-10           8.6889           11.1941             434                 385
           60              25-Aug-10           8.4088           10.8352             420                 369


         (1) Assumes 1-month LIBOR at 3.70%, 6-month LIBOR at 4.12%, 1-Year LIBOR at 4.35%, 1-Year Treasury at
         3.95%, no losses and is run at the pricing speed to call.
         (2) Assumes 1-month LIBOR equals 20%, no losses and is run at the pricing speed to call.
         (3) Assumes Forward LIBOR, no losses and is run at the pricing speed to call.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------


                        Distribution         AFC               AFC               Excess             Excess
         Period         Date                 Rate (1)          Rate (2)          Spread (bps)       Spread (bps)
           61              25-Sep-10           8.4089           10.8365             420                368
           62              25-Oct-10           8.6891           11.2007             434                384
           63              25-Nov-10           8.4090           10.8407             420                368
           64              25-Dec-10           8.6895           11.2034             434                383
           65              25-Jan-11           8.4094           10.8433             420                365
           66              25-Feb-11           8.4096           10.8446             420                365
           67              25-Mar-11           9.3109           12.0090             463                416
           68              25-Apr-11           8.4100           10.8483             420                364
           69              25-May-11           8.6906           11.2113             434                382
           70              25-Jun-11           8.4105           10.8555             420                364
           71              25-Jul-11           8.6910           11.2187             434                381
           72              25-Aug-11           8.4109           10.8582             420                364
           73              25-Sep-11           8.4111           10.8596             420                364
           74              25-Oct-11           8.6917           11.2230             434                381
           75              25-Nov-11           8.4116           10.8624             420                364
           76              25-Dec-11           8.6922           11.2259             435                381
           77              25-Jan-12           8.4120           10.8652             421                365
           78              25-Feb-12           8.4122           10.8666             421                366
           79              25-Mar-12           8.9927           11.6176             451                401
           80              25-Apr-12           8.4127           10.8695             423                367
           81              25-May-12           8.6934           11.2334             438                385
           82              25-Jun-12           8.4132           10.8749             424                369
           83              25-Jul-12           8.6939           11.2390             439                387
           84              25-Aug-12           8.4137           10.8779             425                370
           85              25-Sep-12           8.4139           10.8794             426                371
           86              25-Oct-12           8.6946           11.2436             441                389
           87              25-Nov-12           8.4144           10.8825             428                373
           88              25-Dec-12           8.6775           11.2582             441                389
           89              25-Jan-13           8.3978           10.8966             428                373
           90              25-Feb-13           8.3981           10.8982             429                374
           91              25-Mar-13           9.2982           12.0676             472                426
           92              25-Apr-13           8.3987           10.9014             431                376
           93              25-May-13           8.6790           11.2665             446                394



         (1) Assumes 1-month LIBOR at 3.70%, 6-month LIBOR at 4.12%, 1-Year LIBOR at 4.35%, 1-Year Treasury at
         3.95%, no losses and is run at the pricing speed to call.
         (2) Assumes 1-month LIBOR equals 20%, no losses and is run at the pricing speed to call.
         (3) Assumes Forward LIBOR, no losses and is run at the pricing speed to call.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                      ASSET-BACKED CERTIFICATES, SERIES 2005-3
--------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading
-----------

Scott Eichel                             Tel: (212) 272-5451
Sr. Managing Director                    eichel@bear.com
                                         ---------------

Chris Scott                              Tel: (212) 272-5451
Sr. Managing Director                    cscott@bear.com
                                         ---------------

MBS Structuring
---------------

Keith Lind                               Tel: (212) 272-5451
Associate Director                       klind@bear.com
                                         --------------

MBS Banking
-----------

Jennifer Schneider                       Tel: (212) 272-7599
Managing Director                        jeschneider@bear.com
                                         --------------------

Ernie Calabrese                          Tel: (212) 272-9529
Managing Director                        ecalabrese@bear.com
                                         -------------------

Samantha Fong                            Tel: (212) 272-7247
Analyst                                  sfong@bear.com
                                         --------------

Syndicate
---------

Carol Fuller                             Tel: (212) 272-4955
Managing Director                        cfuller@bear.com
                                         ----------------

Angela Ward                              Tel: (212) 272-4955
Vice-President                           award@bear.com
                                         --------------

Rating Agencies
---------------

Fitch:    Michele Patterson              Tel: (212) 908-0779
                                         michele.patterson@fitchratings.com
                                         ----------------------------------
          Marissa Kimmel                 Tel: (212) 908-0343
                                         marissa.kimmel@fitchratings.com
                                         -------------------------------


S&P:      Tara Moayed                    Tel: (212) 438-1804
                                         tara_moayed@sandp.com
                                         ---------------------



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.